Exhibit 10.4

NOTE PURCHASE AGREEMENT

Phillips Equities & Trust - Dot Ai (Ticker: DAIC) Asset Sale Bridge Note with Common Stock Conversion

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of June 23, 2026 by and among CID HOLDCO, INC., a Delaware corporation (“Borrower,” “Company,” or “Parent”), SEE ID, INC., a Nevada corporation (“SEE ID”), solely as a Seller Party, Grantor, and Guarantor, DOT WORKS, INC., a Puerto Rico corporation (“Dot Works”), solely as a Seller Party, Pre-Closing Grantor, and covenant party and not as Borrower or a continuing guarantor, and PHILLIPS EQUITIES & TRUST, LLC a Delaware limited liability company (“Buyer” or “Lender”).

RECITALS

WHEREAS, Borrower, SEE ID, Dot Works, and Buyer are parties to, or are entering into concurrently with this Agreement, a Non-Binding Letter of Intent dated June 8, 2026 (the “LOI”) regarding Buyer’s proposed acquisition of the Dot Ai operating business, including substantially all operating assets of SEE ID and the transfer or acquisition of Dot Works or the assets held by Dot Works.

WHEREAS, the LOI contemplates that Buyer will fund $500,000 to Borrower in the form of a secured convertible debt note upon execution of the LOI and the related note and security documents.

WHEREAS, Borrower desires to issue and sell to Buyer, and Buyer desires to purchase from Borrower, a senior secured convertible promissory note in the original principal amount of $500,000 (the “Note”).

WHEREAS, the Parties intend that the Note include Buyer’s optional right to convert outstanding principal, accrued interest, and other amounts due under the Note into shares of Common Stock at a floating twenty percent (20%) discount, subject to a fixed 19.99% Exchange Cap, beneficial ownership limits, securities-law compliance, transfer restrictions, and any required Stockholder Approval.

WHEREAS, CID Holdco, Inc. and SEE ID, Inc. are expected to remain in place following the Asset Sale Closing, and Dot Works is expected to be transferred to Buyer or Buyer’s acquisition vehicle or otherwise included in the Asset Sale. Dot Works is joining only as a pre-closing Seller Party, Pre-Closing Grantor, and covenant party.

WHEREAS, the Note will be secured on a second priority basis by the Collateral described in this Agreement and in the Security Documents, subject only to the Existing JJ Astor Lien (hereinafter defined) in favor of J.J. Astor & Co., a Utah corporation (“J.J. Astor”).

NOW, THEREFORE, the Parties agree as follows:

1. PURCHASE AND SALE OF NOTE

1.1 Purchase and Sale.

Subject to this Agreement, Buyer shall purchase from Borrower, and Borrower shall issue and sell to Buyer, the Note in the original principal amount of $500,000.

1.2 Purchase Price

The purchase price for the Note shall be $500,000 in immediately available funds.

1.3 Closing and Immediate Funding.

The closing shall occur on the Execution Date or such other date as Borrower and Buyer agree in writing, subject to satisfaction or waiver by Buyer of Section 6 conditions. Buyer shall fund $500,000 by wire transfer to Borrower. Upon receipt, Borrower shall have immediate access to the proceeds, subject to the permitted use-of-proceeds covenant.

1.4 Securities Package

This Agreement provides for a single $500,000 note purchase only. The Securities consist only of the Note and Conversion Shares issuable upon conversion of the Note. The Parties are also executing a Registration Rights Agreement and Transfer Agent Letter solely for the Conversion Shares.

1.5 Relationship to LOI.

The Note is issued in connection with the proposed Asset Sale described in the LOI. Nothing in this Agreement obligates Buyer to consummate the Asset Sale unless Definitive Asset Sale Documents are executed and all conditions are satisfied or waived. This Agreement, the Note, the Registration Rights Agreement, the Transfer Agent Letter, and Security Documents are binding obligations independent of the non-binding provisions of the LOI.

2. NOTE TERMS; CONVERSION; ASSET SALE CLOSING

Term	Provision
Principal Amount	$500,000
Funding Amount	$500,000 cash
Borrower	CID Holdco, Inc.
Lender	Phillips Equities & Trust
Maturity	12 months after Issue Date
Interest	6% per annum
Default Rate	12% per annum
Common Stock Conversion	Optional conversion into CID common stock at 80% of Market Price, subject to the Exchange Cap, Beneficial Ownership Limitation, securities-law compliance, and Trading Market rules
Security	Collateral described in the Security Documents, subject only to disclosed/approved JJ Astor lien

2.1 Common Stock Conversion Right.

The Note shall be convertible, at Buyer’s option, into shares of Common Stock. The Conversion Price shall equal 80% of Market Price, subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations, and similar events. The conversion right is subject to the Exchange Cap, the Beneficial Ownership Limitation, the Securities Act, the Exchange Act, state securities laws, and Trading Market rules.

2.2 Exchange Cap; Stockholder Approval; No Coercive Penalty.

Borrower shall not issue, and Buyer shall not have the right to receive, Conversion Shares above the Exchange Cap unless any required Stockholder Approval has been obtained. The Exchange Cap is a fixed cap. Failure to obtain Stockholder Approval shall not be an Event of Default, shall not increase the interest rate or principal amount, shall not reduce the Conversion Price, and shall not create any penalty, liquidated damages, redemption premium, make-whole, or other coercive economic consequence. Amounts that cannot be converted because of the Exchange Cap remain outstanding under the Note.

2.3 Beneficial Ownership Limitation.

Borrower shall not issue Conversion Shares if, after giving effect to the issuance, Buyer and its affiliates would beneficially own more than 4.99% of the outstanding Common Stock. Buyer may increase this limit to any percentage not exceeding 9.99% on 61 days’ prior written notice.

2.4 Restricted Securities; Registration Rights; Transfer Agent Letter.

The Note and Conversion Shares are issued in a private placement and are restricted securities and may only be transferred or sold if registered or under an available exemption from registration. The Registration Rights Agreement covers only Conversion Shares. The Transfer Agent Letter covers only Conversion Shares and not any other shares.

2.5 Treatment at Asset Sale Closing.

At the Asset Sale Closing, the outstanding principal, accrued interest, and other amounts due may, at Buyer’s option, be credited against the Asset Purchase Price, repaid in cash, converted into Common Stock under the Note, converted into an agreed post-closing instrument, converted into equity, debt, securities, or obligations of an acquisition vehicle, Sellers, Borrower, or another agreed entity, or otherwise treated as provided in the Definitive Asset Sale Documents.

2.6 No Automatic Assumption by Buyer or Dot Works.

Except as expressly provided in the Definitive Asset Sale Documents or another written agreement signed by Buyer, neither Buyer, Buyer’s acquisition vehicle, nor Dot Works after the Asset Sale Closing shall assume or become liable for the Note, the Obligations, or any liabilities of Borrower, SEE ID, Parent, or affiliates.

2.7 Dot Works Release at Closing.

Upon the Asset Sale Closing and concurrent repayment, credit, conversion, or other agreed treatment of the Note, Buyer shall release pre-closing liens on Dot Works and Acquired Assets acquired by Buyer or its acquisition vehicle, except to the extent expressly assumed, continued, replaced, or restated in definitive documents.

2.8 If Asset Sale Does Not Close.

If the Asset Sale does not close before maturity or is earlier terminated, the Note remains outstanding and payable according to its terms, and Buyer retains all secured-creditor rights and remedies.

3. SECURITY; GUARANTY; COLLATERAL

3.1 Security Documents.

The Obligations shall be secured by the Security Agreement, IP Security Agreement, UCC financing statements, Puerto Rico security filings, and other collateral documents reasonably requested by Buyer.

3.2 Collateral.

Collateral includes all assets of Borrower and SEE ID and, to the extent legally available and approved by Buyer, Acquired Assets and Dot Works assets before the Asset Sale Closing, including Intellectual Property (“IP”), software, source code, technology, inventory, equipment, accounts, contract rights, books and records, customer data, goodwill, proceeds, and after-acquired property.

3.3 JJ Astor.

Buyer acknowledges that all of the assets and properties of the Company, SEE ID, and Dot Works, including all of the Acquired Assets are subject to a first priority lien on and security interest in favor of J.J. Astor (the “Existing JJ Astor Lien”) Receipt of any required consent, waiver, intercreditor, payoff, or subordination agreement from J.J. Astor is a condition to funding unless waived by Buyer.

3.4 SEE ID Guaranty.

SEE ID irrevocably and unconditionally guarantees the full and prompt payment and performance of all Obligations of Borrower under the Transaction Documents. SEE ID’s guaranty is a guaranty of payment and performance and not merely collection. This guaranty and any related liens will be released upon satisfaction and performance of all Obligations of the Borrower under the Transaction Documents.

3.5 Dot Works as Pre-Closing Grantor Only.

Dot Works is not a Borrower and not a continuing guarantor. Dot Works joins solely as Seller Party, Pre-Closing Grantor, and covenant party with respect to Acquired Business, Acquired Assets, pre-closing security interests, Dot Works Transfer, and pre-closing covenants.

4. COVENANTS

4.1 Use of Proceeds.

Borrower shall use proceeds solely for general working capital, transaction expenses, operating expenses, diligence support, D&O insurance or tail policy premiums, and other Buyer-approved purposes.

4.2 Preservation and No Unauthorized Transfers.

Borrower and SEE ID shall, and shall cause Dot Works before closing to, preserve the business and collateral and, except for the Existing J.J. Astor Lien, not transfer, encumber, issue, pledge, license exclusively, or dispose of material Acquired Assets, Collateral, or Dot Works equity interests except in the ordinary course, for the Asset Sale, for Permitted Liens, for issuance of Conversion Shares under the Note, or with Buyer’s consent.

4.3 No Senior or Pari Passu Debt.

No new senior or pari passu debt or liens may be incurred while the Obligations are outstanding, except the JJ Astor Lien and other Permitted Liens.

4.4 Share Reservation.

While the Note remains outstanding, Borrower shall reserve authorized and unissued Common Stock sufficient to permit conversion up to the Exchange Cap, less shares already issued. Borrower need not reserve above the Exchange Cap unless Stockholder Approval is obtained.

4.5 Trading Market Compliance.

Borrower shall use commercially reasonable efforts to maintain the Common Stock listing or quotation and comply with applicable Trading Market rules. Borrower shall not issue Conversion Shares in violation of the Exchange Cap, Beneficial Ownership Limitation, securities laws, or Trading Market rules.

4.6 Registration Rights and Transfer Agent.

Borrower shall comply with the Registration Rights Agreement and Transfer Agent Letter. Failure to obtain Stockholder Approval, register shares above the Exchange Cap, or issue shares prohibited by law or Trading Market rules shall not create default, penalty, extra interest, make-whole, or price reset.

4.7 Public Company Filings.

Borrower shall consult securities counsel regarding Form 8-K, Form D, SEC filings, stock-exchange notices, press releases, and blue-sky filings required in connection with the Transaction Documents.

4.8 Confidentiality and MNPI.

Each Party shall comply with confidentiality obligations. Buyer shall not trade in Borrower securities while in possession of material non-public information in violation of law.

4.9 Asset Sale Carveout.

The Asset Sale with Buyer or Buyer’s acquisition vehicle, including the Dot Works Transfer, shall not constitute a prohibited asset sale, default, or Event of Default if the Note is treated at closing in accordance with the Transaction Documents.

5. REPRESENTATIONS AND WARRANTIES

5.1 Buyer Representations.

Buyer has authority to enter into the Transaction Documents; is acquiring the Note and Conversion Shares for investment and not distribution in violation of the Securities Act; is an accredited investor; can bear the investment risk; and did not purchase through general solicitation.

5.2 Borrower and SEE ID Representations.

Borrower and SEE ID jointly and severally represent and warrant that: (i) each is duly organized, validly existing, and in good standing in its jurisdiction of formation and has full power and authority to execute, deliver, and perform its obligations under the Transaction Documents; (ii) the Transaction Documents constitute legal, valid, and binding obligations of each, enforceable against each in accordance with their terms; (iii) the Note has been duly authorized, executed, and issued, and no further action is required for its validity; (iv) all shares of common stock issuable upon conversion of the Note up to the Exchange Cap (the “Conversion Shares”), when issued in accordance with the Note, will be duly and validly authorized, issued, fully paid, non-assessable, free and clear of all liens, encumbrances, preemptive rights, and transfer restrictions (other than those arising under applicable securities laws), and will not have been issued in violation of any agreement or applicable law; (v) all requisite corporate and other approvals, consents, and authorizations necessary in connection with the execution, delivery, and performance of the Transaction Documents and the issuance of the Conversion Shares have been obtained and are in full force and effect, and no further approvals will be required at the time of issuance; (vi) Borrower has provided complete, true, and correct information sufficient for Lender to independently calculate and verify the Exchange Cap, and such information remains accurate and has not omitted any fact necessary to make it not misleading; (vii) the execution, delivery, and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, do not and will not conflict with, violate, or result in a default under any organizational document, material contract, law, rule, regulation, or court or governmental order applicable to Borrower or SEE ID, other than conflicts or violations expressly disclosed in writing to and approved in writing by Lender prior to the date hereof; and (viii) all reports, schedules, forms, statements, and other documents filed by Borrower with the SEC (the “SEC Documents”) were, at the time filed (or as amended or superseded), true, complete, and correct in all material respects, complied in all material respects with applicable law, and did not omit to state any material fact necessary to make the statements therein not misleading.

5.3 Dot Works Representations.

Dot Works represents only with respect to itself and its pre-closing obligations that it is duly organized, has authority to sign documents to which it is a party, is not a Borrower or continuing guarantor, owns or controls scheduled assets subject to permitted liens, and will cooperate with Puerto Rico filings and transfer documents.

6. CONDITIONS TO BUYER’S FUNDING OBLIGATION

●	executed NPA, Note, Registration Rights Agreement, Transfer Agent Letter, Security Agreement, and IP Security Agreement;

●	executed J.J. Astor consent, subordination and intercreditor agreement satisfactory to the Buyer and J.J. Astor;

*	board approvals for Borrower, SEE ID, and Dot Works, including approval of Note and Conversion Shares within the Exchange Cap;

●	collateral, lien, IP, capitalization, Exchange Cap, and Dot Works ownership schedules;

●	wire instructions;

●	executed LOI unless waived; and

●	no injunction, legal prohibition, or Material Adverse Effect.

Filing or effectiveness of a registration statement and receipt of Stockholder Approval are not funding conditions.

7. EVENTS OF DEFAULT; REMEDIES

7.1 Events of Default.

Events of Default include non-payment, material breach of Transaction Documents, breach of exclusivity, misrepresentation, unauthorized transfers or liens, bankruptcy/insolvency, invalidity of security documents, material impairment of Exchange Act reporting status, Material Adverse Effect, and repudiation of Transaction Documents.

7.2 Conversion Share Failure.

Failure to issue Conversion Shares when required under the Note is an Event of Default only after any applicable cure period and only to the extent issuance is not prohibited by the Exchange Cap, Beneficial Ownership Limitation, securities laws, Trading Market rules, lack of Stockholder Approval, or other applicable law.

7.3 No Default for Stockholder Approval.

Failure to obtain Stockholder Approval, issue shares above the Exchange Cap, or register shares above the Exchange Cap shall not be an Event of Default and shall not create any penalty, additional interest, make-whole, reduced Conversion Price, or other coercive remedy.

7.4 Remedies.

Upon Event of Default, Buyer may exercise remedies under the Transaction Documents and law, including acceleration, foreclosure, collection, setoff, specific performance, injunctive relief, and enforcement of the SEE ID guaranty.

8. INDEMNIFICATION

8.1 Indemnification.

Borrower and SEE ID shall jointly and severally indemnify Buyer for losses arising from their breach of Transaction Documents. Dot Works indemnity is limited to fraud, willful misconduct, intentional misrepresentation, or breach of express pre-closing covenants. Buyer indemnifies Seller Parties for Buyer’s breach.

9. GOVERNING LAW; JURISDICTION; JURY WAIVER

9.1 Governing Law.

Delaware law governs, except to the extent Puerto Rico law mandatorily governs security interests, assets, filings, or obligations relating to Dot Works or assets located in Puerto Rico.

9.2 Jurisdiction.

Parties submit to Delaware courts, except Buyer may enforce security interests or seek provisional remedies where collateral is located.

9.3 Jury Waiver.

EACH PARTY WAIVES TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

10. MISCELLANEOUS

10.1 Miscellaneous.

This Agreement may be amended only in writing signed by affected parties; may be executed electronically and in counterparts; binds permitted successors and assigns; and constitutes the entire agreement with the Note, Registration Rights Agreement, Transfer Agent Letter, Security Documents, LOI, and confidentiality agreements. In conflicts involving payment, maturity, interest, default, or conversion, the Note controls unless expressly stated otherwise.

11. DEFINITIONS

“Beneficial Ownership Limitation” means the 4.99% ownership limit, increaseable to 9.99% on 61 days’ notice.

“Common Stock” means Borrower’s common stock, par value $0.0001 per share.

“Conversion Shares” means shares of Common Stock issued or issuable upon conversion of the Note.

“Exchange Cap” means a number of Conversion Shares equal to 19.99% of the Common Stock or voting power outstanding immediately before issuance of the Note, less shares required to be aggregated under applicable Trading Market rules, subject to equitable stock-split and similar adjustments.

“Intellectual Property” means collectively, any and all intellectual property and proprietary rights, whether now existing or hereafter arising, in any jurisdiction throughout the world, including, without limitation:

(i) all patents, patent applications (including provisionals, continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions), inventions, discoveries, improvements, industrial designs, and utility models;

(ii) all trademarks, service marks, trade names, brand names, logos, slogans, trade dress, corporate names, domain names, social media identifiers, and all goodwill associated therewith, together with all applications, registrations, renewals, and extensions thereof;

(iii) all copyrights and works of authorship (whether registered or unregistered), including software (in source code and object code), databases, compilations, content, websites, audiovisual works, and mask works, and all registrations and applications therefor;

(iv) all trade secrets and confidential or proprietary information, including know-how, inventions (whether patentable or not), concepts, ideas, algorithms, processes, methods, techniques, research and development, formulas, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business plans, and other non-public information;

(v) all rights in data and databases, including rights in the collection, use, storage, processing, and exploitation of data;

(vi) all licenses, sublicenses, consents, permissions, and other contractual rights to use or exploit any of the foregoing, including rights to sue for past, present, and future infringement, misappropriation, or other violations thereof;

(vii) all registrations, applications, renewals, extensions, continuations, divisions, substitutions, and reissues of any of the foregoing; and

(viii) all proceeds, products, accessions, and substitutions of or relating to any of the foregoing.

Without limiting the foregoing, “Intellectual Property” includes all Intellectual Property owned, controlled, or used by, or purported to be owned, controlled, or used by, Borrower or any of its subsidiaries or affiliates, whether exclusively or non-exclusively, and all rights to enforce, collect damages for, and otherwise realize upon such Intellectual Property.

“Market Price” means the VWAP-based market price used in the Note to calculate the Conversion Price.

“Obligations” means all payment, indemnity, reimbursement, secured, registration, and properly capped share-issuance obligations under the Transaction Documents, excluding any post-closing liability of Dot Works unless expressly assumed.

“Registration Rights Agreement” means the narrow registration rights agreement covering only Conversion Shares.

“Securities” means the Note and Conversion Shares only.

“Stockholder Approval” means stockholder approval required under Trading Market rules to issue Conversion Shares above the Exchange Cap.

“Transfer Agent Letter” means the narrow transfer agent letter covering only Conversion Shares.

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

BORROWER / PARENT:

CID HOLDCO, INC.

a Delaware corporation

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title/Capacity:	CEO

SEE ID / SELLER PARTY / GRANTOR / GUARANTOR:

SEE ID, INC.

a Nevada corporation

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title/Capacity:	CEO

DOT WORKS / SELLER PARTY / PRE-CLOSING GRANTOR ONLY:

DOT WORKS, INC.

a Puerto Rico corporation

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title/Capacity:	President

BUYER / LENDER:

PHILLIPS EQUITIES & TRUST

a Delaware limited liability company

By:	/s/ Don Phillips
Name:	Don Phillips
Title/Capacity:	Manager

ISSUANCE SCHEDULE

Buyer / Lender	Note Principal Amount	Note Purchase Price / Funding Amount
Phillips Equities & Trust	$500,000	$500,000

EXHIBITS

Exhibit A - Form of Senior Secured Convertible Promissory Note

Exhibit B - Form of Security Agreement

Exhibit C - Form of Intellectual Property Security Agreement

Exhibit D - Form of Registration Rights Agreement

Exhibit E - Form of Transfer Agent Letter

Exhibit F - JJ Astor Consent / Intercreditor / Payoff / Subordination

Exhibit G - Collateral and Disclosure Schedules